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                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

                  I, Paul D. Bauer, hereby appoint Michael H. Lanza and Michele
N. Schumacher as my true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for me and in my name, place and stead, and in any and all capacities, to execute on my behalf a registration statement on Form S-4 and any amendments and supplements thereto (including pre-effective and post-effective amendments), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grant to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as I might do or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or there substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         /s/  Paul D. Bauer                Director               March 14, 2005
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         Paul D. Bauer